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FORM  8-K



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549



CURRENT REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  February 19, 1997



Commission File No. 0-10585



                     Mid Am, Inc.
(Exact Name of Registrant as Specified in its Charter)



               Ohio                      34-1580978
State of Other Jurisdiction of          (IRS Employer
Incorporation or Organization)      Identification Number)



222 South Main Street, Bowling Green, Ohio         43402
(Address of Principal Executive Office)         (Zip Code)



        (419) 327-6300
(Registrant's Telephone Number)






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ITEM 5:   OTHER EVENTS


On February 14, 1997, Mid Am, Inc. (the "Registrant") announced that it has concluded its sale of seven AmeriFirst Bank, N.A. branch offices situated in southwestern Ohio. Approximately $94 million of deposit liabilities were assumed by Star Bank; AmeriFirst has retained substantially all loans associated with the branches. As a result of the transaction, Mid Am, Inc. recorded a pretax gain of approximately $9 million, subject to the actual level of deposit liabilities as of the close of business February 14, 1997.

Attached hereto as Exhibit 1 is a copy of the Registrant's press release dated February 14, 1997, which reported the sale of the seven branch offices.
































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SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MID AM, INC
Registrant



/s/ W. Granger Souder



W. Granger Souder
Executive Vice President / General Counsel



Date:  February 19, 1997






















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MID AM, INC.



EXHIBIT INDEX



Exhibit No.         Description                      Page Number

    (1)             Mid Am, Inc. Announces Sale
                    of Seven Branch Offices               5



































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EXHIBIT NO. 1




FOR IMMEDIATE RELEASE


Contact:  W. Granger Souder
          General Counsel
          Mid Am, Inc.
          (419) 327-6304

          Marci L. Klumb
          SVP/Associate General Counsel
          Mid Am, Inc.
          (419) 327-6311

          James E. Laughlin
          President & CEO
          AmeriFirst Bank, N.A.
          (513) 372-6933



MID AM, INC. ANNOUNCES SALE OF SEVEN BRANCH OFFICES TO STAR BANK


Febraury 14, 1997 (Bowling Green, Ohio; NASDAQ: MIAM and MIAMP) Mid Am, Inc. announced today that it has concluded its sale to Star Bank of seven AmeriFirst Bank, N.A. branch offices situated in southwestern Ohio. Star Bank acquired the branch facilities and all deposit liabilities associated with six AmeriFirst banking centers and the deposit liabilities associated with a seventh banking center, all outside of AmeriFirst's core banking market. The seven branches include three Cincinnati locations; 3521 Erie Avenue in the community of Hyde Park; 2298 Losantiville Road in Golf Manor; and 2458 Harrison Avenue in Westwood. The four other locations are 620 Columbus Avenue in Lebanon; Route 63 and Main Street in Monroe; 9468 Montgomery Road in Montgomery; and 1191 East Stroop Road in Kettering.

"The sale of the banking centers is consistent with AmeriFirst Bank's strategic effort to refocus its resources on its core Greene County market area," stated James E. Laughlin, President and CEO of AmeriFirst Bank. Following the completion of the transaction, AmeriFirst will maintain six banking centers in Greene County and one in Warren County. "We believe that this transaction represents a very positive repositioning move for the bank," continued Mr. Laughlin.



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Approximately $94 million of deposit liabilities were assumed by
Star Bank; AmeriFirst has retained substantially all loans associated with the branches. As a result of the transaction, the Company recognized a gain of approximately $9 million, subject to the actual level of deposit liabilities as of the close of business February 14, 1997.

Mid Am, Inc. is a $2.2 billion financial services holding company, headquartered in Bowling Green, Ohio. Affiliates include Mid American National Bank and Trust Company, Toledo; First National Bank Northwest Ohio, Bryan; American Community Bank, N.A., Lima; AmeriFirst Bank, N.A., Xenia; Adrian State Bank, Adrian, Michigan; Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments Corp, Bryan; Mid Am Credit Corp, Columbus; Mid Am Financial Services, Inc., Carmel, Indiana; Simplicity Mortgage Consultants, Marion, Indiana; and Mid Am Information Services, Inc., Bowling Green, the Company's technology and operations affiliate.


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